SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 22, 2003

MRV COMMUNICATIONS, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	06-1340090
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)
20415 NORDHOFF STREET	91311
CHATSWORTH, CA	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

ISSUER’S TELEPHONE NUMBER: (818) 773-0900

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 5. Other Events.

On October 22, 2003, MRV publicly announced its statements of operations for the three and nine months ended September 30, 2003 and 2002, and its balance sheets at September 30, 2003 and December 31, 2002. These financial statements, which are included herein as part of Item 5 of this Report, follow on pages 3 and 4 of this report.

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MRV Communications, Inc.

Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended

	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2003	2002	2003	2002

Net revenue	$56,817	$60,833	$169,892	$184,878
Cost of goods sold	38,397	43,377	117,044	127,205

Gross profit	18,420	17,456	52,848	57,673
Operating costs and expenses:
Product development and engineering	8,088	11,681	23,714	41,726
Selling, general and administrative	16,832	21,365	45,432	69,224
Amortization of intangibles	9	29	25	86
Impairment loss on long-lived assets	—	16,516	—	16,516
Impairment loss on goodwill and other intangibles	356	72,697	356	72,697

Total operating costs and expenses	25,285	122,288	69,527	200,249

Operating loss	(6,865)	(104,832)	(16,679)	(142,576)
Other expense, net	526	374	5,930	10,328

Loss before minority interest, provision for taxes, extraordinary gain, and cumulative effect of an accounting change	(7,391)	(105,206)	(22,609)	(152,904)
Minority interest	51	43	79	145
Provision for taxes	412	11,869	1,333	12,911

Loss before extraordinary gain and cumulative effect of an accounting change	(7,854)	(117,118)	(24,021)	(165,960)
Extraordinary gain, net of tax	1,950	—	1,950	—
Cumulative effect of an accounting change	—	—	—	(296,355)

Net loss	$(5,904)	$(117,118)	$(22,071)	$(462,315)

Earnings per share:
Basic and diluted loss per share:
Loss before extraordinary gain and cumulative effect of an accounting change	$(0.08)	$(1.24)	$(0.24)	$(1.85)
Extraordinary gain, net of tax	$0.02	$—	$0.02	$—
Cumulative effect of an accounting change	$—	$—	$—	$(3.30)
Net loss	$(0.06)	$(1.24)	$(0.22)	$(5.15)
Weighted average number of shares:
Basic and diluted	103,097	94,351	101,152	89,800

MRV Communications, Inc.

Balance Sheets

(In thousands)

	Sept. 30,	December 31,
	2003	2002

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$75,136	$100,618
Short-term marketable securities	1,666	11,738
Time deposits	1,711	2,789
Accounts receivable, net	52,297	50,965
Inventories	35,857	32,695
Other current assets	4,694	11,283

Total current assets	171,361	210,088
Property and equipment, net	27,761	35,169
Goodwill	29,965	29,740
Intangibles	110	135
Long-term marketable securities	9,158	1,447
Deferred income taxes	3,314	2,637
Investments	3,063	3,063
Other assets	2,030	2,524

	$246,762	$284,803

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and short-term obligations	$2,790	$7,393
Convertible subordinated notes	—	32,418
Accounts payable	42,590	41,308
Accrued liabilities	24,872	31,542
Deferred revenue	3,540	3,950
Other current liabilities	3,044	2,289

Total current liabilities	76,836	118,900
Long-term debt	349	390
Convertible notes	23,000	—
Other long-term liabilities	4,293	3,666
Minority interest	5,284	7,371
Commitments and contingencies
Stockholders’ equity	137,000	154,476

	$246,762	$284,803

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Item 12 — Results of Operations and Financial Condition.

On October 22, 2003, registrant made an earnings release announcing registrant’s third quarter 2003 financial results, the text of which is set forth in Exhibit 99.1 attached hereto. All information in the press release is presented as of October 22, 2003, and registrant does not assume any obligation to update such information in the future.

On October 22, 2003, as previously announced, registrant held a teleconference and audio web cast to discuss its third quarter 2003 results. The script prepared for use by registrant’s executives at this presentation is furnished herewith as Exhibit 99.2. All information in the script and web cast is presented as of October 22, 2003, and registrant does not assume any obligation to update such information in the future.

The information included in this Item 12, as well as Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 24, 2003

MRV COMMUNICATIONS, INC.

By:	/s/ Noam Lotan

Noam Lotan
President and Chief Executive Officer

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